Exhibit 3.39

Form 205
(Revised 05/11)

Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: $300

Certificate of Formation
Limited Liability Company

This space reserved for office use.

FILED
In the Office of the
Secretary of State of Texas
SEP 15 2014
Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

ARP Eagle Ford, LLC

The name must contain the words "limited liability company," "limited company," or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	*M.I.*	*Last Name*	*Suffix*

C. The business address of the registered agent and the registered office address is:

Street Address	*City*	*State*	*Zip Code*
1999 Bryan St. Suite 900	Dallas	TX	75201-3136

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☐ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☒ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1

NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	*M.I.*	*Last Name*	*Suffix*

OR

IF ORGANIZATION

Atlas Energy Holdings Operating Company, LLC

Organization Name

ADDRESS

Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*
1000 Commerce Drive	Pittsburgh	PA		15275

Form 205

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TX060BOC - 11/27/2013 Wolters Kluwer Online

GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name M.I. Last Name Suffix
OR
IF ORGANIZATION
Organization Name
ADDRESS
Street or Mailing Address City State Country Zip Code
GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name M.I. Last Name Suffix
OR
IF ORGANIZATION
Organization Name
ADDRESS
Street or Mailing Address City State Country Zip Code
Article 4—Purpose
The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.
Supplemental Provisions/Information
Text Area: [The attached addendum, if any, is incorporated herein by reference.]
Form 205 TX060BOC—11/27/2013 Wolters Kluwer Online

Organizer
The name and address of the organizer:
Rosemary Morice
Name
1845 Walnut Street, 10th Floor Philadelphia PA 19103
Street or Mailing Address City State Zip Code
Effectiveness of Filing (Select either A, B, or C.)
A. This document becomes effective when the document is filed by the secretary of state.
B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:
Execution
The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.
Signature of organizer
Rosemary Morice
Printed or typed name of organizer
Date: 9/15/14
Form 205 6
TX060BOC—11/27/2013 Wolters Kluwer Online